UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2006

ZOMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-28426	No. 41-1833089
(Commission File Number)	(IRS Employer
Identification No.)

5353 Nathan Lane

Plymouth, MN   55442

(Address of Principal Executive Offices)  (Zip Code)

(763) 553-9300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Results of Special Meeting of Shareholders.

On October 18, 2006, holders of a majority of the outstanding shares of Zomax Incorporated (“Zomax”) common stock approved the merger contemplated by the Agreement and Plan of Merger dated August 8, 2006 by and among Zomax, Inomax, LLC (“Inomax”) and Zomax Merger Corp., a wholly-owned subsidiary of Inomax.  Assuming the remaining conditions to the closing of the merger are satisfied, Zomax anticipates the closing of the merger will occur on or about October 20, 2006.

Zomax’s common stock is currently registered under the Securities Exchange Act of 1934 (the “Exchange Act”), and listed on The Nasdaq Global Market (“NASDAQ”) under the symbol “ZOMX.”  After the merger, Zomax’s shares will cease to be traded on NASDAQ and shareholders will receive information regarding the procedures to be followed to obtain payment of the merger consideration.  After the effective time of the merger, Zomax will no longer be required to file periodic reports with the Securities and Exchange Commission (the “SEC”) and registration of Zomax’s shares under the Exchange Act will be terminated.

Zomax announced the approval of the merger on October 18, 2006 in a press release which is attached hereto as Exhibit 99.1 and incorporated in this Current Report.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits:

99.1         Press release dated October 18, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 18, 2006

ZOMAX INCORPORATED

By	/s/ Richard D. Barnes
Richard D. Barnes
Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
October 18, 2006	0-28426

ZOMAX INCORPORATED

EXHIBIT NO.	ITEM

99.1	Press release dated October 18, 2006